UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust II

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(Exact name of registrant as specified in its charter)

Delaware

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(State of incorporation or organization)

See List Below

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(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204
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(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

YieldMax AAPL Option Income Strategy ETF

YieldMax AMZN Option Income Strategy ETF

YieldMax BRK.B Option Income Strategy ETF

YieldMax COIN Option Income Strategy ETF

YieldMax META Option Income Strategy ETF

YieldMax GOOGL Option Income Strategy ETF

YieldMax NFLX Option Income Strategy ETF

YieldMax NVDA Option Income Strategy ETF

YieldMax SQ Option Income Strategy ETF

YieldMax TSLA Option Income Strategy ETF

NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-264478

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-264478 and 811-23793), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No 0001387131-22-011623 ) on November 21, 2022, which is incorporated herein by reference.

The Trust currently consists of 12 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
YieldMax AAPL Option Income Strategy ETF	92-0534114
YieldMax AMZN Option Income Strategy ETF	92-0550944
YieldMax BRK.B Option Income Strategy ETF	92-0599337
YieldMax COIN Option Income Strategy ETF	92-0615387
YieldMax META Option Income Strategy ETF	92-0599440
YieldMax GOOGL Option Income Strategy ETF	92-0551029
YieldMax NFLX Option Income Strategy ETF	92-0615431
YieldMax NVDA Option Income Strategy ETF	92-0519916
YieldMax SQ Option Income Strategy ETF	92-0507349
YieldMax TSLA Option Income Strategy ETF	88-3947885

Item 2.     Exhibits

A.	Certificate of Trust dated January 13, 2022, as filed with the state of Delaware on January 13, 2022, for Tidal Trust II (formerly Tidal ETF Trust II) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on April 26, 2022.
B.	Certificate of Amendment to Certificate of Trust dated November 11, 2022, as filed with the state of Delaware on November 14, 2022, for the Registrant is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on November 14, 2022.
C.	Registrant’s Second Amended and Restated Declaration of Trust, adopted as of November 10, 2022, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Amended Initial Registration Statement on Form N-1A/A, Pre-Effective Amendment No.1, as filed with the SEC on November 14, 2022.
D.	Registrant’s Amended and Restated By-Laws, effective as of November 10, 2022, are incorporated herein by reference to Exhibit (b) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on November 14, 2022.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust II

November 21, 2022

By: /s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: President